DATE: November 17, 2016

FEDERAL HOME LOAN BANK OF NEW YORK
DECLARES A 5.00% DIVIDEND FOR THE THIRD QUARTER OF 2016

I am pleased to announce that, on November 17, 2016, your Board of Directors (“Board”) approved a dividend for the third quarter of 2016 of 5.00% (annualized). The dollar amount of the dividend will be approximately $72.0 million. The cash dividend will be distributed on November 18, 2016.

In providing a consistent return on the investment our members have made in our cooperative, our dividend reflects the Federal Home Loan Bank of New York’s role as a steady and reliable partner for our members.

We filed our Form 10-Q for the third quarter of 2016 with the U.S. Securities and Exchange Commission on November 9, 2016.

Sincerely,

José R. González
President and CEO

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Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This report may contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as “projected,” “expects,” “may,” or their negatives or other variations on these terms. The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products, and general economic conditions. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.